As filed with the Securities and Exchange Commission
                               on January 6, 1997
                            Registration No. 33-33575
 _______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _________________
                         POST-EFFECTIVE AMENDMENT NO. 8
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               __________________

                             VALLEY RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                               ___________________

           Rhode Island                                05-0384723
   (State or Other Jurisdiction of          (IRS Employer Identification No.)
          Incorporation)
                              ____________________

                1595 Mendon Road, Cumberland, Rhode Island 02864
                 (Address of Principal Executive Offices) (ZIP)
                              _____________________

                 Valley Gas Company Union Employees Savings Plan
                            (Full Title of the Plan)
                              _____________________

           Alfred P. Degen                        Christine M. Marx, Esq.
        Valley Resources, Inc.                      Edwards & Angell
          1595 Mendon Road                      105 John F. Kennedy Parkway
           P. O. Box 7900                       Short Hills, NJ  07078-2701
        Cumberland, RI  02864                        (201)376-7700
           (401)334-1188

           (Name, Address, and Telephone Number, Including Area Code,
                             of Agents for Service)
                             ______________________

     The Registrant hereby withdraws the registration of any remaining interests under the Plan and the Common Stock which remained unpurchased by the Plan as a result of the recent merger of the Plan into the Valley Resources, Inc. 401(k) Employee Stock Ownership Plan.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cumberland, and State of Rhode Island, on January 2, 1997.


                                   VALLEY RESOURCES, INC.


                                   By:  S/A. P. Degen
                                        ----------------------------------------
                                        Alfred P. Degen
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 2, 1997.

Date:     January 2, 1997              S/A. P. Degen
                                       ----------------------------------------
                                       Alfred P. Degen, President and
                                       Chief Executive Officer

Date:     January 2, 1997              S/K. W. Hogan
                                       ----------------------------------------
                                       Kenneth W. Hogan, Senior Vice President,
                                       Chief Financial Officer & Secretary

Date:     January 2, 1997              S/*
                                       ----------------------------------------
                                       Ernest N. Agresti, Director

Date:     January 2, 1997              S/*
                                       ----------------------------------------
                                       Melvin G. Alperin, Director

Date:     January 2, 1997              ----------------------------------------
                                       C. Hamilton Davison, Director

Date:     January 2, 1997              S/*
                                       ----------------------------------------
                                       Don A. DeAngelis, Director

Date:     January 2, 1997              ----------------------------------------
                                       James M. Dillon, Director

Date:     January 2, 1997              S/*
                                       ----------------------------------------
                                       Jonathan K. Farnum, Director

Date:     January 2, 1997              ----------------------------------------
                                       John F. Guthrie, Jr., Director

Date:     January 2, 1997              ----------------------------------------
                                       Eleanor M. McMahon, Director

*By: S/K. W. Hogan
     ----------------------------------------
     Kenneth W. Hogan, Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the trustee has duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on the 2nd day of January 1997.


                                   VALLEY GAS COMPANY UNION
                                   EMPLOYEES SAVINGS PLAN



                                   By:  S/Jennifer A. DiBiasio
                                        ----------------------------------------
                                        Fleet National Bank, Trustee
                                        Jennifer A. DiBiasio